Exhibit 32.2

Certification of CFO Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section

906 of the Sarbanes-Oxley Act of 2002, I, J. Kimbrough Davis,
Executive Vice President and

Chief Financial Officer of Capital City Bank Group,

Inc., hereby certify that to my knowledge (1) this
Quarterly Report of the Company on Form 10-Q for the period

ended September 30, 2020, as filed with the Securities and Exchange
Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company and its results of operations as of and for the periods covered therein.

/s/ J. Kimbrough Davis
J. Kimbrough Davis
Executive Vice President and
Chief Financial Officer

Date: November 3, 2020

A signed original of this written statement required by Section 906,

or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906,

has
been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or

its
staff upon request.